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EXHIBIT 2.2

EXECUTION COPY

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

    This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of August 16, 2001, is among MEDICALOGIC/MEDSCAPE, INC., an Oregon corporation (the "Parent"), MEDSCAPE ENTERPRISES, INC., a Delaware corporation and wholly-owned subsidiary of the Parent (the "Seller"), and TEM Holdings, LLC, a Delaware limited liability company (the "Purchaser").

Background

    On July 31, 2001, the Parent, the Seller and the Purchaser entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"). In accordance with Section 9.05 of the Stock Purchase Agreement, the parties now wish to amend certain provisions of the Stock Purchase Agreement upon the terms and conditions set forth herein. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Stock Purchase Agreement.

Agreement

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  AMENDMENT TO STOCK PURCHASE AGREEMENT

    Section 1.01.  Amendment to Preamble.  The preamble to the Stock Purchase Agreement is hereby amended by deleting the number "100" appearing in each of the first two clauses thereof and inserting in lieu thereof the number "10".

    Section 1.02.  Amendment to Section 1.01(b) of the Stock Purchase Agreement.  Section 1.01(b) of the Stock Purchase Agreement is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof:

    "The purchase price for the Shares (the "Purchase Price") shall be $6,000,000.".

    Section 1.03.  Amendment to Section 2.04(a) of the Stock Purchase Agreement.  Section 2.04(a) of the Stock Purchase Agreement is hereby amended by deleting the first sentence thereof and inserting in lieu thereof the following:

    "The authorized capital stock of the Company consists of 100 shares of Common Stock, of which 10 shares are validly issued and outstanding, fully paid and nonassessable and owned beneficially and of record by the Seller free and clear of all Liens and adverse claims.".

    Section 1.04.  Special Indemnification Regarding Leases.  In the event that the Parent and the Seller do not deliver to the Purchaser at the Closing valid, binding and enforceable agreements providing for the assignment and assumption of the Leases by the Parent, as required under Section 6.01(m), the indemnification obligations of the Parent and the Seller under Section 7.03 with respect to any Lease that is not so assigned and assumed shall not be subject to either (a) the monetary limitations set forth in Section 7.02 or (ii) the time limitations set forth in Section 7.01.

2.  MISCELLANEOUS

    Section 2.01.  Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles thereof.

    Section 2.02.  Effects of Amendment; No Waiver.  Except as specifically amended hereby, the Stock Purchase Agreement shall remain in full force and effect. Nothing in this Amendment shall be deemed to be a waiver of any right, term, condition or provision of the Stock Purchase Agreement.

    Section 2.03.  Execution in Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

[Signature page follows]

    IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the date first above written.

THE PARENT:
MEDICALOGIC/MEDSCAPE, INC.
By:	/s/ MARK E. BOULDING
Name: Mark E. Boulding
Title: General Counsel and EVP, Government and Regulatory Affairs; Secretary of the Corporation
THE SELLER:
MEDSCAPE ENTERPRISES, INC.
By:	/s/ MARK E. BOULDING
Name: Mark E. Boulding
Title: Secretary of the Corporation
THE PURCHASER:
TEM HOLDINGS, LLC
By:	/s/ SCOTT D. STEELE
Name: Scott D. Steele
Title: Manager

Name: Mark E. Boulding

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  EXHIBIT 2.2
  EXECUTION COPY
AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
Background
Agreement